Exhibit 99.1

INVESTOR CONTACT:	MEDIA CONTACT:
Kate Patterson	Cas Purdy
Websense, Inc.	Websense, Inc.
(858) 320-8072	(858) 320-9493
kpatterson@websense.com	cpurdy@websense.com

N E W S   R E L E A S E

Websense Announces Financial Results for Q1’07

Quarterly results reflected continued strength in international markets and an increase in new business

SAN DIEGO, April 24, 2007—Websense, Inc. (NASDAQ: WBSN) today announced financial results for the first quarter ended March 31, 2007.

Revenue in the first quarter was a record $49.7 million, an increase of 18 percent from the first quarter of 2006 and slightly surpassing the company’s previously issued revenue guidance range of $48.5 to $49.5 million. First quarter 2007 revenue is net of marketing payments and rebates to channel partners of approximately $0.6 million.

Net income calculated using generally accepted accounting principles (GAAP) was $3.9 million, or 9 cents per diluted share, compared with net income of $7.9 million or 16 cents per diluted share in the first quarter of 2006.  Non-GAAP net income, which excludes stock-based compensation expense and related tax effects, as well as certain cash and non-cash expenses related to the PortAuthority acquisition, was $9.6 million or 21 cents per diluted share, a decrease of 16 percent from comparable non-GAAP net income of $11.5 million in the first quarter of 2006.  Non-GAAP operating margin was 25 percent, at the high end of the company’s previously issued guidance of 23 to 25 percent.

Gross billings invoiced to customers in the first quarter were $43.6 million, an increase of 12 percent from the first quarter of 2006. Net billings, reflecting approximately $1.1 million in marketing payments and channel rebates, were $42.5 million. Billings represent the full amount of subscription contracts billed to customers during the quarter. The amount by which revenue recognized in the first quarter exceeded net billings booked by Websense plus deferred revenue acquired from PortAuthority resulted in a decrease in deferred revenue of approximately $6.9 million from the end of December, bringing total deferred revenue to $213.4 million at the end of March.

“This was a solid quarter for Websense as we started to see some return from the significant investments we are making to drive new business,” said Gene Hodges, chief executive officer, Websense.  “Specifically, business from direct marketing small and medium business (SMB) resellers was up sharply and recruitment of new SMB partners remained strong; our information leak prevention business exceeded our first quarter plan; and our international business continued to deliver billings growth of more than 25 percent. These accomplishments give me confidence in the ability of the Websense team to execute as we take additional steps to expand our market presence and product portfolio.”

Further validating the strength of Websense’s information leak prevention solution, Websense has been positioned in the Leader’s Quadrant of Gartner’s recently released “Magic Quadrant for Content Monitoring and Filtering/Data Loss Prevention.” “We are investing heavily to strengthen and broaden our information leak prevention solution, while integrating it with our Web security offerings,” said John McCormack, senior vice president of Product Development, Websense. “We are still in the early days of this market, and Websense has the right mix of talent and technology to deliver the comprehensive solutions the market will demand, and pay for, over time.”

Net cash flow from operations was approximately $21.3 million for the quarter, compared with $32.7 in the first quarter of 2006.  The company ended the first quarter of 2007 with $261.4 million in cash and investments, versus approximately $326.9 million at the end of the 2006.  The decrease in cash and investments reflects the purchase of PortAuthority Technologies in January, partially offset by cash generated by operations.

Recent Business and Product Development Highlights

In the first quarter, Websense:

•                  Completed the acquisition of PortAuthority Technologies and launched the Websense® Content Protection Suite, the company’s information leak prevention solution that protects organizations from data loss due to internal security threats, such as accidental or malicious disclosure of confidential information.  The company also launched an extension of its industry-leading channel program tailored to security-focused resellers to provide training, support, opportunities and promotions for information leak prevention sales.

•                  Won a 2007 Reader Trust Award in the 10th annual SC Magazine Award program for outstanding achievement in information technology security.  SC Magazine also named Websense Web Security Suite™ the Best Web Filtering Solution at a ceremony held in San Francisco in conjunction with the recent RSA Conference.

•                  Was awarded two patents for certain proprietary technologies underlying ThreatSeeker™ that provide Web site and application classification intelligence to Websense software. These technologies help protect organizations from threats to information security and employee productivity due to unmanaged use of the Web or unauthorized applications.

•                  Was first to discover and protect customers from malicious code embedded in the Dolphin Stadium Web site the week before Super Bowl XLI.

•                  Was certified as a Five-Star Partner and recognized as one of North America’s top information-technology vendors in terms of its partnership programs by CMP Technology’s VARBusiness magazine.

Additional Quarterly Business Metrics

	Q1’07	Q4’06	Q1’06

Seats under subscription	25.5 million	25.0 million	24.0 million

Billings of security-related products	50%	48%	36%

New business revenue (% of total)	39%	39%	33%

International revenue (% of total)	39%	38%	35%

Average annual contract value	$7,650	$9,900	$7,700

Attach rate for add-on products	62%	63%	62%

Average contract duration (months)	23.4	22.7	22.2

Renewal rate (based on # of customers)	75-80%	75-80%	75-80%

Second Quarter 2007 Outlook

Websense provides guidance on its anticipated financial performance for the coming quarter based on its assessment of the current business environment and historical seasonal trends in its business. In providing quarterly guidance, the company emphasizes that its forward-looking statements are based on current expectations and disclaims any obligation to update the statements as conditions change.  Non-GAAP guidance excludes stock-based compensation expense as well as certain cash and non-cash expenses related to the PortAuthority acquisition.  For the second quarter of 2007:

•                  Billings are expected to be in the range of $53 to $56 million and revenue is expected to be in the range of $50 to $51 million.  The ranges for both billings and subscription revenue are net of anticipated channel marketing payments and rebates.

•                  Stock-based compensation expense, reported in compliance with FAS 123R, is expected to total approximately $5.3 million.

•                  GAAP gross margin is expected to be approximately 90 to 91 percent of revenue.  Non-GAAP gross margin is expected to be approximately 91 to 92 percent of revenue.

•                  GAAP operating margin is expected to be 10 to 11 percent of revenue. Non-GAAP operating margin is expected to be between 24 and 25 percent of revenue.

•                  Fully diluted shares outstanding are expected to be 45 to 46 million shares.

•                  Based on the above revenue and expense structure, expected fully diluted shares outstanding and an effective GAAP tax rate of 40 percent, GAAP earnings are expected to be approximately

10 to 12 cents per diluted share. Non-GAAP earnings per diluted share, based on an effective non-GAAP tax rate of 36 percent are expected to be approximately 20 to 22 cents.

Conference Call

Management will host a conference call and simultaneous webcast to discuss the results on Tuesday, April 24, at 1:30 p.m. Pacific Time. To participate in the call, investors should dial (800) 310-6649 (domestic) or (719) 457-2693 (international) ten minutes prior to the scheduled start of the call. Additionally, a live audio-only webcast of the call may be accessed on the Internet at www.websense.com/investors.

An archive of the webcast will be available on the company’s Web site through June 30, 2007, and a taped replay of the call will be available for one week at (888) 203-1112 or (719) 457-0820, passcode 6256496.

Non-GAAP Financial Measures

This press release provides financial measures for net income and earnings per diluted share that exclude stock-based compensation expense and related tax effects, as well as certain cash and non-cash expenses related to the PortAuthority acquisition, and therefore are not calculated in accordance with generally accepted accounting principles (GAAP). Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance that enhances management’s and investors’ ability to evaluate the company’s operating results and to compare current operating results with historical operating results prior to the adoption of FAS 123R and the acquisition of PortAuthority Technologies. A reconciliation of the GAAP and non-GAAP income statements for the first quarter are provided at the end of this press release.

This press release also includes financial measures for billings that are not numerical measures that can be calculated in accordance with generally accepted accounting principles (GAAP). Websense provides this measurement in press releases reporting financial performance because this measurement provides a consistent basis for understanding the company’s sales activities in the current period. The company believes the billings measurement is useful to investors because the GAAP measurements of revenue and deferred revenue in the current period include subscription contracts commenced in prior periods. A reconciliation of billings to deferred revenue for the first quarter of 2007 is set forth at the end of this press release.

About Websense, Inc.

Websense, Inc. (NASDAQ: WBSN), protects more than 25 million employees from external and internal computer security threats. Using a combination of preemptive ThreatSeeker™ malicious content identification and categorization technology and information leak prevention technology, Websense helps make computing safe and productive. Distributed through its global network of channel partners, Websense software helps organizations block malicious code, prevent the loss of confidential information and manage Internet and wireless access. For more information, visit www.websense.com.

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Websense and Websense Enterprise are registered trademarks of Websense, Inc. in the United States and certain international markets. Websense has numerous other unregistered trademarks in the United States and internationally. All other trademarks are the property of their respective owners.

This press release contains forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause Websense’s results to differ materially from historical results or those expressed or implied by such forward-looking statements.  All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including the quotations of Gene Hodges and John McCormack, the Second Quarter 2007 Outlook, statements (including implications) relating to the success and future performance of the ILP business, the expected return on investments in future business from SMBs, continued international business growth and plans to drive new business, and statements containing the words “planned,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates” and similar words.  These statements may include, among others, plans, strategies and objectives of management for future operations; any statements regarding proposed new products, services or developments; statements regarding planned investments in our channel strategy and the expected benefits of the investment; any statements regarding future economic conditions or financial or operating performance; statements of belief and any statements of assumptions underlying any of the foregoing.  The potential risks and uncertainties which contribute to the uncertain nature of these statements include, among others, risks associated with integrating acquired businesses and launching new product offerings, risks of changing distribution models and the potential for short term disruptive effects on new customer sales; customer acceptance of the company’s services, products and fee structures in a changing market; the success of Websense’s brand development efforts; the volatile and competitive nature of the Internet and security industries; changes in domestic and international market conditions, including risks of having research and development centers in Israel and China and other risks related to international business, including currency fluctuation risks, and the entry into and development of international markets for the company’s products; risks relating to intellectual property ownership; risks related to changes in accounting interpretations and the other risks and uncertainties described in Websense’s public filings with the Securities and Exchange Commission, available at (<http://www.sec.gov>).  Websense assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

Tables to follow

Websense, Inc.

Consolidated Income Statements

(Unaudited and in thousands, except per share amounts)

	Three Months Ended
	March 31, 2007	March 31, 2006
Revenue	$49,747	$42,060
Cost of revenues:
Cost of revenues	4,028	3,378
Amortization of acquired technology	629	—
Total cost of revenues	4,657	3,378
Gross margin	45,090	38,682
Operating expenses:
Selling and marketing	24,913	18,014
Research and development	7,126	5,443
General and administrative	7,186	5,208
Write off of in-process research and development	1,270	—
Total operating expenses	40,495	28,665
Income from operations	4,595	10,017
Other income, net	2,440	2,635
Income before income taxes	7,035	12,652
Provision for income taxes	3,168	4,708
Net income	$3,867	$7,944

Basic net income per share	$0.09	$0.17
Diluted net income per share	$0.09	$0.16

Basic common shares	44,830	47,948
Diluted common shares	45,485	49,047

Financial Data:
Total deferred revenue	$213,444	$185,611

Websense, Inc.

Consolidated Balance Sheets

(Unaudited and in thousands)

	Mar. 31,	Dec. 31,
	2007	2006
Assets
Current assets:
Cash and cash equivalents	$27,238	$83,523
Marketable securities	234,123	243,382
Accounts receivable, net	36,866	52,740
Prepaid income taxes	113	—
Current portion of deferred income taxes	18,073	18,179
Other current assets	5,212	3,943
Total current assets	321,625	401,767

Property and equipment, net	7,288	5,793
Intangible assets, net	14,897	1,067
Goodwill	73,380	—
Deferred income taxes, less current portion	16,713	13,806
Deposits and other assets	2,513	1,824

Total assets	$436,416	$424,257
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,935	$2,712
Accrued payroll and related benefits	10,354	9,164
Other accrued expenses	9,495	7,084
Current portion of income taxes payable	2,232	4,229
Current portion of deferred revenue	143,509	148,539
Total current liabilities	167,525	171,728
Income taxes payable, less current portion	9,248	—
Deferred revenue, less current portion	69,935	71,804
Stockholders’ equity:
Common stock	511	509
Additional paid-in capital	242,750	237,302
Treasury stock, at cost	(139,744)	(139,744)
Retained earnings	86,239	82,748
Accumulated other comprehensive loss	(48)	(90)
Total stockholders’ equity	189,708	180,725
Total liabilities and stockholders’ equity	$436,416	$424,257

Websense, Inc.

Reconciliation of Billings to Deferred Revenue

(Unaudited and in thousands)

Deferred revenue balance December 31, 2006	$220,343

Deferred revenue from acquisition	329

Billings first quarter 2007
Invoiced to customers	43,614
Payments and rebates to customers	(1,095)
Net billings	42,519
Revenue recognized first quarter 2007
Gross revenue	(50,347)
Payments and rebates to customers	600
Net revenue	(49,747)

Deferred revenue balance March 31, 2007	$213,444

Websense, Inc.

Reconciliation of GAAP to Non-GAAP Consolidated Income Statements

(Unaudited and in thousands, except per share amounts)

	Three Months Ended March 31, 2007
		PortAuthority	SFAS 123R
	GAAP	Adjustments	Adjustments	Non-GAAP
Revenue	$49,747	$—	$—	$49,747

Cost of revenues:
Cost of revenues	4,028	—	(329)	3,699
Amortization of acquired technology	629	(529)	—	100
Total cost of revenues	4,657	(529)	(329)	3,799
Gross margin	45,090	529	329	45,948

Operating expenses:
Selling and marketing	24,913	(367)	(2,013)	22,533
Research and development	7,126	(468)	(932)	5,726
General and administrative	7,186	(10)	(1,948)	5,228
Write off of in-process research and development	1,270	(1,270)	—	—
Total operating expenses	40,495	(2,115)	(4,893)	33,487
Income from operations	4,595	2,644	5,222	12,461
Other income, net	2,440	—	—	2,440
Net income before income taxes	7,035	2,644	5,222	14,901
Provision for income taxes	3,168	550	1,545	5,263
Net income	$3,867	$2,094	$3,677	$9,638
Diluted net income per share	$0.09	$0.05	$0.08	$0.21
Diluted common shares	45,485	45,485	45,485	45,485